                                                                       Exhibit 2


                           PARTICIPANT'S ACCEPTANCE


     The undersigned Participant hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of the a copy of the Company's 1997 Stock Incentive Plan and the Plan prospectus.



/s/ Herbert J. Zarkin
----------------------------------         _____________________________________
Participant                                Participant's Spouse
                                           (See note below)

NOTE: If the Participant resides in a community property state, it is desirable to have the Participant's spouse also accept the option by signature here. The following are community property states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, and Washington.


                              RECORD OF EXERCISE
                              ------------------
                       (To be completed by the Company)

--------------------------------------------------------------------------------
   NUMBER OF SHARES
   PURCHASED UNDER                    DATE OF                  OFFICIAL
        OPTION                       EXERCISE                 SIGNATURE
--------------------------------------------------------------------------------













--------------------------------------------------------------------------------


                                HOMEBASE, INC.
                     NONSTATUTORY STOCK OPTION AGREEMENT
                    GRANTED UNDER 1997 STOCK INCENTIVE PLAN
                    ---------------------------------------



1.   Grant of Option.
     ---------------

     This agreement evidences the grant by HomeBase, Inc., a Delaware corporation (the "Company") on the Date of Grant shown below to the Participant named below, of an option to purchase, in whole or in part on the terms provided herein and in the Company's 1997 Stock Incentive Plan (the "Plan"), The Number of Shares of the Company's Common Stock as shown below (the "Shares") at the Option Price per Share shown below. Unless earlier terminated, this option shall expire on the Final Exercise Date shown below.

     Date of Grant:     April 4, 2000
                        -------------

     Participant:       Herbert J. Zarkin
                        -----------------

     Number of Shares:            250,000
                                  -------

     Option Price per Share:      $2.0625
                                  -------

     Final Exercise Date:   April 7, 2007
                            -------------
 2.  Vesting Schedule.
     ----------------

     This option will become exercisable as specified below.

     100% of shares beginning on or after April 4, 2001


     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares which have become exercisable until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

 3.  Exercise of Option.
     ------------------

     (a) Form of Exercise. Each election to exercise this option shall be in
         ----------------
writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement and payment in full by cash, personal check, check from a member of the New York Stock Exchange, delivery of shares of Common Stock (valued at their fair market value as determined by the Board in good faith) owned by the Participant at least six months prior to such delivery, or otherwise in accordance with the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

     (b) Continuous Relationship with the Company Required. Except as otherwise
         -------------------------------------------------
provided in this Section 3, this option may not be exercised unless the Participant at the time he or she exercises this option is, and has been at all times since the date of grant of this option, an employee, officer or director of the company or any parent or subsidiary of the Company as defined in Section 424(c) or (f) of the Internal Revenue Code of 1986, as amended (the "Code") (an "Eligible Participant").

     (c) Termination of Relationship with the Company. If the Participant ceases
         --------------------------------------------
to be an Eligible Participant for any reason, then, except as provided in paragraphs (d), (e) and (l) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the participant was entitled to exercise this option on the date of such cessation.

     (d) Exercise Period Upon Death or Disability. If the Participant dies or
         ----------------------------------------
becomes disabled (within the meaning of Section 22(e) (3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "Cause" as specified in paragraph (f) below, this option shall be exercisable within the period of one year following the date of death or disability provided that (i) this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability and (ii) the death of a Participant during such exercise periods shall extend such period until one year following death. Notwithstanding the foregoing, this option shall in no event be exercisable after the Final Exercise Date.

     (e) Exercise Period Upon Normal Retirement.  If the Participant's
         --------------------------------------
employment by the company terminates on or after the Participant's Normal Retirement Date (as defined below) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "Cause" as specified to paragraph (f) below this option shall be exercisable within the period of one year following such termination. Shares shall continue to become exercisable during such period in accordance with section 2 of this option agreement. The death of Participant during the post-retirement exercise period shall extend such period until one year following death. Notwithstanding the foregoing, this option shall in no event be exercisable after the Final Exercise Date. "Normal Retirement Date" shall mean the date on which the sum of Participant's age and completed years of uninterrupted service as employee of the Company equals 65.

     (f) Discharge for Cause.  If the Participant, prior to the Final Exercise
         -------------------
Date, is discharged by the Company for "Cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which is directly harmful to the business or reputation of the Company, as determined by the Company, which determination shall be conclusive. The Participant shall he considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

4.   Taxes and Withholding.
     ---------------------

     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, an amended (the "Code"). No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of this option.

5.   Nontransferability of Option.
     ----------------------------

     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant this option shall be exercisable only by the Participant. Except as otherwise indicated by the context, the "Participant," as used in this option shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

6.   Provisions of the Plan and Employment Agreement.
     -----------------------------------------------

     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option. The provisions of the Participant's Employment Agreement with The Companys, dated July 28, 1997, shall control and supercede any conflicting provisions of this agreement.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer This option shall take effect as a sealed instrument.

                                 HOMEBASE, INC.

Date: 4/14/00                    By:  /s/ William Langsdorf
      -----------                    -------------------------------------------
                                      William Langsdorf

                                 Title: Executive V.P. & Chief Financial Officer
                                        ----------------------------------------